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                                                            EXHIBIT 10.15

[MESCO LOGO]                                 AUTHORIZED BUILDER AGREEMENT

MESCO METAL BUILDINGS - P.O. BOX 20 - GRAPEVINE, TEXAS 76099-0020 - 817/488-8511

        This Agreement is made and entered into by and between MESCO METAL BUILDINGS, with principal offices in Grapevine, Texas, herein called "MESCO" and "BUILDER", whose name, legal entity and address are shown below:

ARTICLE 1: GENERAL PURPOSE AND TERM OF AGREEMENT

        The general purpose of this Agreement is to assist BUILDER as an independent building contractor who sells and erects MESCO's buildings, components, and products herein called "MESCO Buildings" and to set forth the respective functions, obligations and responsibilities of MESCO and of BUILDER.

        MESCO's primary objective in entering this Agreement is to develop a continuing mutually profitable relationship. To assist in the accomplishment of this objective, the term of this Agreement shall be for a period of one (1) year and shall be automatically renewed for an additional period of one (1) year, subject to the provisions of this Agreement.

ARTICLE 2: AREA OF PRIMARY RESPONSIBILITY

        During the term of this Agreement, BUILDER undertakes and accepts responsibility for promoting, developing and maintaining the market for MESCO Buildings in the non-exclusive area of primary responsibility hereinafter described, which shall be referred to as the "Territory":

        Nothing herein shall be construed as in any way limiting or restricting the area or territory within, or the persons to whom, BUILDER may sell MESCO Buildings.

ARTICLE 3: MUTUAL OBLIGATIONS

        The development of a successful builder-manufacturer relationship is based on mutual respect and the recognition of certain fundamental obligations, in recognition of these obligations;

        MESCO agrees to:

         a) respect the rights of BUILDER as an independent contractor and extend the courtesies and cooperation due him as a customer;

         b) develop amd manufacture quality products that provide opportunity for sales by BUILDER at competitive margins;

         c) assist in the development of BUILDER's sales through the planned program of cooperative promotion and advertising as provided by the Builder Advertising Assistance Program;

         d) make available to BUILDER such general specifications and other technical data describing MESCO Buildings and reflecting usual and standard MESCO design and manufacturing standards as are presently existing or hereafter complied by MESCO for BUILDER's aid and assistance in selecting, specifying and/or selling MESCO Buildings;

         e) place full responsibility for the development and management of the Territory upon the BUILDER, provided however that MESCO, upon BUILDER's request therefor, will furnish such marketing and technical assistance as MESCO may be in a position to provide to aid or assist BUILDER in increasing or effecting sales of MESCO Buildings.

        BUILDER agrees to:

         a) aggressively develop the Territory by maintaining market penetration and customer relations satisfactory to MESCO;

         b) develop and maintain an energetic and professional organization, capable of offering and providing at a high standard of quality, complete "turn-key" construction services including planning, design, erection and construction;

         c) promote and advertise MESCO Buildings and BUILDER's services in an accurate and responsible manner acceptance to MESCO throughout the Territory;

         d) provide sufficient qualified sales personnel to adequately cover the Territory and service all available sales inquiries;

         e) maintain an adequate inventory of MESCO sales aids;

         f) establish and maintain sound business management practices necessary to effectively administer general construction;

         g) provide a suitable, attractive place of business to obtain recognition with the Territory.

ARTICLE 4: MESCO'S SALES POLICY

        MESCO intends to rely on its builder organization for sales and promotion of MESCO Buildings. When, in MESCO's opinion, circumstances exist which require otherwise, MESCO may, at its option, make sales directly to any persons or in any other manner that it may elect. In such event, MESCO may inform BUILDER of such sale in order that BUILDER may have a reasonable opportunity to bid for the erection or construction thereof.

ARTICLE 5: RELATIONSHIP

        The relationship between BUILDER and MESCO is that of buyer and seller. Nothing herein shall be construed to constitute a franchise, partnership or joint venture between BUILDER and MESCO. BUILDER is not an agent or employee of MESCO, and BUILDER shall not, at any time, purport to act as or represent that he is an agent or employee of MESCO. Neither party to this Agreement is authorized or empowered to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party save and except BUILDER's delivery of MESCO's warranty on the express terms and conditions set forth therein and not otherwise.
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ARTICLE 6: TRADEMARKS AND TRADENAMES

        BUILDER acknowledges that the word "MESCO" and the MESCO trademark constitute trademarks and tradenames owned by MESCO, that valuable goodwill attaches thereto, and that such words have secondary meaning in the minds of the general public.

        BUILDER shall not use or incorporate the word "MESCO" or any derivative thereof in the name under which BUILDER operates or conducts business. BUILDER will identify itself as an authorized MESCO builder by prominently displaying the MESCO name in all ways in which BUILDER presents itself to the public as a metal building contractor, including a prominent display of the name at BUILDER's place of business, on its stationary and on all advertising media. All listings in telephone directories or other printed matter in which the tradename and trademark MESCO is used, shall be accompanied by an identification of BUILDER in a manner to clearly indicate that BUILDER is an authorized builder of MESCO buildings. BUILDER shall submit to MESCO actual samples or accurate photographs or facsimiles of any and all intended uses of the MESCO name prior to the use thereof, for MESCO's prior written approval.

ARTICLE 7: SALES AIDS AND MESCO MANUALS

        BUILDER agrees to purchase, upon execution of this agreement, an adequate inventory of Sales Aids. All Sales Aids will remain the property of BUILDER.

        MESCO will provide BUILDER with sales manuals concerning MESCO's prices, products, policies and procedures for BUILDER's use in performing this Agreement. Such sales manuals constitute trade secrets and are valuable property of MESCO, shall be held confidential by BUILDER, and will be returned by BUILDER upon request from MESCO. BUILDER shall not, without prior written consent of MESCO, copy, duplicate or reproduce or permit any person to have access to any of the information contained therein.

        MESCO expressly reserves the rights, at any time, to develop, formulate and promulgate new or amended pricing information, product descriptions, policies or procedures, without notice to BUILDER. BUILDER hereby agrees to observe any such new or amended expressions upon the receipt of the same from MESCO.

ARTICLE 8: USE OF BUILDINGS

        BUILDER shall insure that all MESCO Buildings sold by BUILDER are suitable for the intended use, are adequate to withstand auxiliary loads and local weather conditions, and comply with laws, ordinances, codes and regulations of the locality where the building is located. BUILDER is solely liable and responsible for any claims, demands or damages arising by reason of breach of this provision by BUILDER and BUILDER will indemnify and save MESCO harmless from any claims, demands or damages sought against MESCO by reason thereof, including attorneys' fees and costs.

        BUILDER shall advise MESCO, on each purchase order, of all special requirements and conditions of use which BUILDER deems necessary for the intended use thereof. IT IS EXPRESSLY UNDERSTOOD BY BUILDER THAT NO WARRANTY, EXPRESS OR IMPLIED, WHETHER AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE SHALL EXIST, NOR SHALL THE SAME ARISE AS TO ANY ITEMS NOT SO DISCLOSED OR SPECIFIED BY BUILDER TO MESCO ON EACH PURCHASE ORDER.

        BUILDER expressly agrees to notify any intended customer selecting MESCO Buildings which may not be appropriate for the intended use or locality, that such use thereof is not recommended by BUILDER or by MESCO. Such notification shall be in writing, and shall further advise said customer that MESCO has no liability or responsibility under its warranty or otherwise to BUILDER or such customer by reason of using MESCO Buildings in such manner or under such circumstances. A copy of such notice by BUILDER shall be concurrently furnished MESCO.

ARTICLE 9: ERECTION OF BUILDINGS

        BUILDER recognizes that proper erection of MESCO Buildings is of utmost importance to MESCO and to BUILDER. BUILDER agrees to provide a high standard of quality in the erection of all MESCO Buildings and to furnish or supply competent, trained and experienced erectors to accomplish the same. In those instances where BUILDER elects to have MESCO Buildings erected by an independent third party, BUILDER shall, nevertheless, be responsible for the quality and manner of such erection. In any event, BUILDER shall be responsible for all phases of erection of MESCO Buildings and for all claims demands or actions arising directly or indirectly therefrom or incident thereto.

ARTICLE 10: PURCHASES BY BUILDER

        MESCO will sell MESCO Buildings to BUILDER at its established list prices less any applicable discounts effective at the time of purchase.

        MESCO reserves the right to change its published list prices and discounts at any time upon thirty (30) days written notice to BUILDER. Factory quoted list prices and applicable discount shall be binding on MESCO for a period of thirty (30) days from date of such written quotation. All orders properly submitted in writing on MESCO's forms prior to the time of any price increase shall not be affected thereby so long as they are not subsequently changed or postponed by BUILDER.

        All MESCO Buildings are sold F.O.B. factory, regardless of terms of credit extended. All amounts owing MESCO by BUILDER for purchases from MESCO or otherwise are expressly payable at MESCO's offices in Grapevine, Texas.

ARTICLE 11: PERMITS AND TAXES

        BUILDER agrees that all purchases from MESCO will be outright and are for BUILDER's own use or for resale to others. BUILDER will obtain any and all permits and licenses required by any governmental agency or authority for BUILDER to conduct the business contemplated by this Agreement.

        Any taxes incident to the sale or use of MESCO's Buildings shall be paid by BUILDER. When required by law or if deemed necessary by MESCO, MESCO will collect any such taxes from BUILDER and remit such taxes directly to the applicable taxing authorities, in the event any particular transaction is exempt from such taxes, BUILDER shall so designate on the purchase order and furnish MESCO with such exemption or resale certificates as may be required.

ARTICLE 12: PROCESSING OF ORDERS

        All purchase orders issued by BUILDER to MESCO shall be prepared in accordance with MESCO's Policies and Procedures than in effect and shall be submitted on forms provided by MESCO. Orders by BUILDER shall be subject to the terms and conditions of the purchase order, and shall be subject to acceptance by MESCO. Such acceptance will be acknowledged in writing by MESCO and MESCO's written acknowledgment will reflect MESCO's interpretation of BUILDER's entire requirements and specifications for the order.

        BUILDER understands that minor corrections may be required on BUILDER's purchase order to clarify BUILDER's pricing procedures. Each such accepted order shall constitute the contract of sale between BUILDER and MESCO for the MESCO Building thereby specified.

        MESCO shall fabricate or manufacture each order for MESCO Buildings in accordance with BUILDER's requirements as specified by BUILDER on each accepted purchase order. IT IS EXPRESSLY UNDERSTOOD BY BUILDER THAT NO WARRANTY, EXPRESS OR IMPLIED, WHETHER AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE SHALL EXIST, NOR SHALL THE SAME ARISE AS TO ANY ITEMS NOT SO DISCLOSED OR SPECIFIED BY BUILDER TO MESCO ON EACH PURCHASE ORDER.
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ARTICLE 13: CHANGES IN ORDERS

        BUILDER may revise, postpone or cancel an order after it has been accepted by MESCO, subject to the terms and conditions of the purchase order and MESCO's Policies and Procedures, and not otherwise. All such changes in orders shall be confirmed in writing by BUILDER in form satisfactory to MESCO.

        BUILDER agrees that any revision, postponement or cancellation of an accepted order shall be subject to appropriate charges determined by MESCO consistent with the amount of work performed and expenses incurred on the order, including allowance for normal overhead.

ARTICLE 14: SHIPPING SCHEDULES

        All orders should specify the delivery date desired by BUILDER. MESCO reorganizes its obligation to fill orders promptly and agrees that it will at all times use its best efforts to make shipments of ordered materials in the period shown on the order acknowledgement. However, MESCO shall not be liable for any damages due to late deliveries or delays in delivery.

ARTICLE 15: TRANSPORTATION

        Unless otherwise designated by BUILDER, MESCO will transport MESCO Buildings by the best means available. All procedures and policies regarding transportation will be in accordance with MESCO's Policies and Procedures then in effect, and the terms and conditions of the purchase order. In the event a common carrier is used, BUILDER expressly agrees to be bound by the regulations then existing for carriers with regard to delivery, shortages and damage of materials. BUILDER accepts all risk of loss or damage to materials upon loading on BUILDER's own transportation or upon delivery to a common carrier.

ARTICLE 16: SHORTAGES AND CLAIMS

        BUILDER agrees to inspect MESCO Buildings upon arrival at the place of delivery designated on the purchase order. Claims for shortages in shipment must be promptly reported in writing to MESCO. BUILDER understands that all such claims for alleged shortages will be disallowed unless MESCO shall have been given written notice thereof in accordance with the terms and conditions of the purchase order and MESCO's Policies and Procedures then in effect.

        BUILDER agrees to immediately report to MESCO any misfit which allegedly prevents the proper assembly of parts during the course of erection. BUILDER understands that all claims for correction of alleged misfits will be disallowed unless MESCO shall have been given written notice thereof in accordance with the terms and conditions of the purchase order and MESCO's Policies and Procedures then in effect, and BUILDER shall have received written authorization for the cost of repair.

        BUILDER expressly agrees that no set-off or deduction from the total net price due MESCO shall be made because of any alleged shortage or claim for correction of misfit.

ARTICLE 17: CREDIT

        MESCO will review possible credit terms for BUILDER based on BUILDER's financial strength, prior payment history and current needs. Extension of credit terms will be established between BUILDER and MESCO's Manager of Credit after current operating and financial information has been submitted by BUILDER in accordance with the Policies and Procedures of MESCO then in effect.

        BUILDER will be advised in writing of the terms of credit extended and the conditions under which such credit remains effective. Unless terms of credit are extended by MESCO in writing, BUILDER agrees that payment is to be in readily available funds or in such other manner as may be specified by MESCO.

ARTICLE 18: WARRANTIES AND GUARANTEES

        MESCO Buildings are warranted by MESCO only in accordance with its Manufacturer's Warranty, and not otherwise. Color coating of certain MESCO panels are guaranteed by MESCO only in accordance with its Color-Cote Guarantee. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY MESCO, NO IMPLIED WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY MESCO, AND BUILDER HEREBY EXPRESSLY WAIVES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, BY MESCO. No other conduct, promises or representations shall be made by BUILDER to its customer or relied upon by BUILDER regarding MESCO Buildings. MESCO's warranties do not extend to and BUILDER hereby waives all claims for consequential damage, however occasioned, including loss of use or of profits.

        BUILDER acknowledges having examined MESCO's warranties and agrees to incorporate appropriate provisions relating to MESCO's warranties in each offer to sell or contract of sale entered into by BUILDER. BUILDER expressly agrees to deliver MESCO's warranties to its customers.

        MESCO reserves the right to revise its warranties from time to time. Any such revised warranties shall be accepted or used by BUILDER, after written notice to BUILDER thereof, in lieu of any prior warranty by MESCO.

ARTICLE 19: RECORDS AND REPORTS

        In order that MESCO may effectively coordinate its marketing efforts, BUILDER agrees to furnish periodic reports and estimates concerning the condition of his business including operating information and sales activity which MESCO may reasonably request.

        BUILDER further agrees to keep his books, records and accounts in accordance with accepted accounting practice and furnish in a form acceptable to MESCO its annual financial statement.

ARTICLE 20: INSURANCE

        MESCO shall maintain in force for the term of this Agreement Comprehensive General Liability Insurance with excess coverage of $1,000,000 including Contractual Liability, Completed Operations and Product Liability. MESCO agrees to have its insurance carrier provide BUILDER, on request, a certificate of insurance evidencing such coverage.

        BUILDER shall maintain in force, for the term of this Agreement, Comprehensive General Liability Insurance with limits not less than $100,000 per person, $300,000 per occurrence for bodily injury and $100,000 per occurrence for property damage including Contractual Liability, Completed Operations and Product Liability. BUILDER agrees to have its insurance carrier provide MESCO a certificate of insurance evidencing such coverage and agrees to notify MESCO at least thirty (30) days prior to any intended modification or termination of BUILDER's policy.

ARTICLE 21: ASSIGNABILITY

        This Agreement may be assigned or transferred by BUILDER provided that the prior written consent of MESCO is obtained, subject to the provisions of this Agreement. The provisions of this article apply to any transfer by BUILDER, whether by sale, testamentary disposition, operation of law or otherwise.

        It is understood by BUILDER that in considering any application to MESCO for its consent to a proposed sale or transfer of this Agreement or a change in the controlling ownership of the holders of BUILDER's stock, a determination will be made by MESCO in its sole and exclusive discretion as to the party or parties who propose to continue the business operations contemplated by this Agreement, and the ability or capability of such person or persons to perform the same. MESCO's determination in this regard shall be conclusive upon BUILDER and such proposed purchaser.

        Except as permitted by the provisions hereof, this Agreement shall not be assigned or transferred by BUILDER. In the event of a sale or transfer in violation of the provisions hereof, the same shall constitute an act of default by BUILDER. This Agreement, its interest, value, benefits and responsibilities shall inure to the benefit of the successors and assigns of MESCO.




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ARTICLE 22: TERMINATION

        MESCO or BUILDER may terminate this Agreement at any time and for any reason upon thirty (30) days prior written notice to the other party.

        This Agreement may be terminated by MESCO without prejudice to any remedies which it may otherwise have hereunder, on written notice to BUILDER of its election to do so, upon the occurrence of any of the following events:

        a) If BUILDER defaults in the performance of any of the terms and conditions of this Agreement, any purchase orders or any other agreement or contract between MESCO and BUILDER;

        b) If BUILDER be adjudicated bankrupt or becomes insolvent or if a receiver, whether permanent or temporary, of BUILDER's property or any part thereof, shall be appointed by a court of competent authority;

        c) If BUILDER shall make a general assignment for the benefit of his creditors, or shall fail to make payment of indebtedness to MESCO, as and when the same becomes due and payable, or if procedures for recognition or rearrangement of BUILDER's affairs are instituted for or against BUILDER;

        d) Upon conviction of BUILDER or any principal of BUILDER of any crime tending to adversely affect the ownership and the operation, management or business of BUILDER or MESCO;

        e) Cessation of BUILDER's business for any reason.

        In the event of termination of this Agreement, BUILDER shall immediately discontinue the use of MESCO's tradename and trademarks. BUILDER shall remove all forms of advertising bearing MESCO's tradename and trademark, and will not thereafter operate or do business in any manner that would tend to give the general public the impression that this Agreement is still in effect. All MESCO sales manuals shall be returned to MESCO within fifteen (15) days of such termination, otherwise, BUILDER agrees that damages of not less than five hundred (500) dollars, injunctive relief and all costs of enforcement, including reasonable attorneys' fees, shall be recoverable by MESCO from BUILDER.

ARTICLE 23: FORCE MAJEURE

        MESCO shall not be liable for any direct or consequential damage which BUILDER or its customer may suffer by reason of MESCO's delay in performance or failure of performance under this Agreement or an accepted purchase order resulting from fire, storms, accidents, labor disturbances, regulations or acts of governmental authority, inability to secure required materials or labor, failure of machinery or equipment, or any other cause or circumstance beyond MESCO's reasonable control . The happening of any such event or the occurrence of any such delay, shall be deemed to extend the date for performance by MESCO accordingly.

ARTICLE 24: GENERAL

        This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter herein.

        No changes in this Agreement shall be valid or binding upon either party unless in writing and unless expressly declared to be a modification of this Agreement and signed by an authorized executive of each party.

        This Agreement, all purchase orders, invoices and all questions relating to the relationship of MESCO and BUILDER, shall be governed and interpreted in accordance with the laws of the State of Texas.

        If any part or provision of this Agreement, or the application of any such part or provision, shall be held illegal, invalid or unenforceable under the laws of any jurisdiction, then such illegality, invalidity or unenforceability shall not invalidate the remainder, and this Agreement shall in all other respects continue in full force and effect. Neither MESCO or BUILDER shall, by reason of the termination of this Agreement, be liable for compensation, reimbursement or damages on account of expenditures, investments, leases, improvements, commitments or loss of anticipated sales of future profits in connection with their business or goodwill; all rights or claims of such nature being hereby expressly, unconditionally and irrevocably waived by both parties. However, this shall not discharge or release BUILDER from any claim owing in conjunction with purchase orders theretofore accepted by MESCO or for actual damages resulting from breach of this Agreement by BUILDER, nor shall it release MESCO from any claims arising under its Manufacturer's
Warranty or Color-Cote Guarantee.

IN WITNESS WHEREOF, this Agreement shall be deemed to have been delivered as of this _______ day of ________________, 19__ at Grapevine, Tarrant County, Texas.

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

MESCO METAL BUILDINGS                                   BUILDER: _____________________________________

BY: ________________________________________            BY: __________________________________________

NAME: ______________________________________            NAME: ________________________________________

TITLE: _____________________________________            TITLE: _______________________________________

                                                        ADDRESS: _____________________________________

                                                        ______________________________________________

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